UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 6, 2018

Wyndham Worldwide Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 753-6000

None

(Former Name or Former Address, if Changed Since Last
Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 6, 2018, Wyndham Worldwide Corporation (Wyndham Worldwide) reported certain actions to be taken in connection with its previously disclosed spin-off transaction (Transaction). As previously announced, the Transaction is expected to result in two separate, publicly traded companies. As a result of the Transaction, Wyndham Worldwide’s hotel group business will become a new publicly traded hotel franchising and management company, Wyndham Hotels & Resorts, Inc. (Wyndham Hotels). Wyndham Worldwide’s vacation ownership business is expected to be combined with its destination network business and be renamed to create Wyndham Destinations Inc. (Wyndham Destinations) as a result of the Transaction. Wyndham Worldwide expects to complete the Transaction in the second quarter of 2018.

As previously announced, subject to completion of the Transaction, Stephen P. Holmes will cease serving as CEO of Wyndham Worldwide effective upon the completion of the Transaction and will become the Non-Executive Chairman of the board of directors of Wyndham Destinations and the board of directors of Wyndham Hotels. It is expected that Wyndham Worldwide will enter into a separation and release agreement with Mr. Holmes in connection with his cessation of employment as our CEO. For information regarding disclosure required pursuant to Regulation S-K 404(a), see Wyndham Worldwide’s proxy statement filed on April 6, 2018 under the heading “Related Party Transactions”.

Subject to completion of the Transaction, as previously announced, Michael D. Brown, who serves as the chief executive officer of our vacation ownership business, will be appointed as CEO of Wyndham Destinations, and Geoffrey A. Ballotti, who serves as the chief executive officer of our hotel business, will be appointed as CEO of Wyndham Hotels. It is expected that Mr. Brown and Mr. Ballotti will enter into new employment agreements in connection with their appointments.  Biographical information regarding Mr. Brown and Mr. Ballotti can be found in Item 10 of Wyndham Worldwide’s Annual Report on Form 10-K for the year ended December 31, 2017.

In addition, Gail Mandel, who serves as chief executive officer of Wyndham Worldwide’s destination network business, will cease employment with Wyndham Worldwide upon the later of the completion of the Transaction and the closing of the previously announced sale of Wyndham Worldwide’s European vacation rentals business subject to conditions to be agreed upon. The Transaction and the sale are each anticipated to occur in the second quarter of 2018 subject to conditions. It is expected that Wyndham Worldwide will enter into a separation and release agreement with Ms. Mandel in connection with her cessation of employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

Date: April 6, 2018	By:	/s/ Nicola Rossi
Nicola Rossi
Chief Accounting Officer